EXHIBIT 2(e)


               DISTRIBUTION REINVESTMENT AND CASH PURCHASE PLAN
                                      OF
                         ROYCE MICRO-CAP TRUST, INC.

WHAT IS THE DISTRIBUTION REINVESTMENT
AND CASH PURCHASE PLAN?

     The Distribution Reinvestment and Cash Purchase Plan offers stockholders of Royce Micro-Cap Trust, Inc. a prompt and simple way to reinvest net investment income dividends and capital gains distributions in shares of common stock of the Fund. It is the Fund's present policy, which may be changed by the Board of Directors, to distribute substantially all of its net investment income and net realized capital gains, if any, to its stockholders at least annually.

     The Plan also allows you to make optional cash investments in shares of common stock of the Fund through the Plan Agent and to deposit common stock certificates with the Plan Agent for safekeeping.

     State Street Bank and Trust Company  ("State Street") acts as Plan Agent
for  stockholders  in  administering  the  Plan.    The  complete  terms  and
conditions of the Plan accompany this outline.

WHO CAN PARTICIPATE IN THE PLAN?

     If your shares of common stock of the Fund are registered in your own name, you will automatically participate in the Plan, unless you have indicated that you do not wish to participate and instead wish to receive dividends and capital gains distributions in cash.

WHAT DOES THE PLAN OFFER?

     The Plan has two components: reinvestment of dividends and capital gains distributions, and an optional cash purchase feature.

-  REINVESTMENT OF NET INVESTMENT INCOME
   DIVIDENDS AND CAPITAL GAINS DISTRIBUTIONS

     By participating in the Plan, your dividends and capital gains distributions will be promptly reinvested for you in additional shares of common stock of the Fund, increasing your holdings in the
Fund. If the Fund declares a dividend or capital gains distribution, you will automatically receive shares of common stock of the Fund. The number of shares to be issued to you will be determined by dividing the total amount of the distribution payable to you by the lower of (i) the last reported sale price of a share of the Fund's common stock on the valuation date, which will normally be the first business day following the record date, or (ii) the net asset value per share on the valuation date, provided that the Fund will not issue new shares at a discount of more than 5% from the last reported sale price on that date.

-  VOLUNTARY CASH PURCHASE

     Plan participants have the option of making investments in shares of common stock of the Fund through the Plan Agent. You may invest any amount of at least $100 monthly. The Plan Agent will purchase shares for you on the Nasdaq National Market or otherwise on the open market on or about the 15th of each month. If you hold shares in your own name, you should contact State Street Bank directly. Please send your check to the following address:
State Street Bank and Trust Company, PO Box 8200, Boston, MA 02266-8200. Your investment will be held by the Plan Agent until the following month's investment date. You may withdraw a voluntary cash payment by written notice, if the notice is received by State Street Bank not less than forty-eight hours before the reinvestment date.

HOW DOES THE CUSTODY OF SHARES WORK?

     All shares that are issued to you on the reinvestment of distributions or that are purchased by you through voluntary cash purchases are held in the name of the Plan Agent or its nominee and the shares are added to your balance in the Plan. You also have the option of sending your common stock certificates to State Street, as described in Paragraph 10. of the Plan, and the shares will be included in your balance in the Plan and held in the same manner as noted above. State Street will send a confirmation statement to you shortly after any activity in your account. You may contact State Street directly by calling 1 (800) 426-5523 between 9:00 a.m. and 5:00 p.m., Monday through Friday.

IS THERE A COST TO PARTICIPATE?

     There is no charge payable by participants for reinvesting dividends and capital gains distributions, since the Plan Agent's fees and expenses are paid by the Fund.

     For purchases from voluntary cash payments, participants must pay a service fee of $0.75 for each investment and a pro rata share of the brokerage commissions. These amounts will be deducted from amounts to be invested.

MAY I WITHDRAW FROM THE PLAN?

     You may withdraw from the Plan without penalty at any time by written notice to the Plan Agent. Your withdrawal will be effective as specified in Paragraph 11 of the Plan. Upon withdrawal, you will receive subsequent dividends and capital gains distributions in cash instead of shares.

     To withdraw from the Plan or to sell shares held by State Street, you must send written instructions signed by all registered owners to State Street. If you withdraw, at your option you will either receive without charge a certificate issued in your name for all full shares, or, if you request, State Street will sell all of the shares in your Plan account (including any other Fund shares deposited by you) through a broker selected by State Street and send you the proceeds, less a service fee of $2.50 and less brokerage commissions. If you elect to sell your full shares, you must send written instructions signed by all registered owners with SIGNATURES GUARANTEED if the net proceeds will exceed $10,000. A signature guarantee verifies the authenticity of your signature and may be obtained from banks, brokerage firms and any other guarantor that State Street deems acceptable. State Street will convert any fractional shares you hold at the time of your withdrawal to cash at the current market price and send you a check for the proceeds.

     If at any time you wish to re-enroll in the Plan, simply send written instructions signed by all registered owners to State Street.

HOW DO PARTICIPATING STOCKHOLDERS
BENEFIT?

     - You will build holdings in the Fund easily and automatically, at no brokerage cost or at reduced cost in the case of voluntary cash purchases.

     - You will receive a detailed account statement from State Street, the Plan Agent, showing total dividends and distributions, additional cash payments, date of investment, shares acquired and price per share, and total shares of record held by you and by State Street for you. You will be able to vote all shares held for you by State Street at stockholder meetings.

     - As long as you participate in the Plan, State Street, as your Plan Agent, will hold the shares it has acquired for you in safekeeping, in non-certificated form. This convenience provides added protection against loss, theft, or inadvertent destruction of certificates.

WHOM SHOULD I CONTACT FOR ADDITIONAL
INFORMATION?

     Please  address   all  notices,  correspondence,   questions,  or  other
communications regarding the Plan to:

                     State Street Bank and Trust Company
                       c/o Royce Micro-Cap Trust, Inc.
                                P.O. Box 8200
                               Boston, MA 02110
                               1 (800) 426-5523

     Either Royce Micro-Cap Trust, Inc. or State Street may amend or terminate the Plan. Participants will be sent written notice at least 30 days before the effective date of any amendment. In case of termination, participants will be sent written notice of the termination at least 30 days before the record date of any dividend or capital gains distribution by the Fund.

                        DISTRIBUTION REINVESTMENT AND
                            CASH PURCHASE PLAN OF
                         ROYCE MICRO-CAP TRUST, INC.

     Royce Micro-Cap Trust, Inc., a Maryland corporation (the "Fund"), hereby adopts the following plan (the "Plan") with respect to net investment income dividends and capital gains distributions declared by its Board of Directors on shares of its Common Stock and to voluntary cash purchases of shares of its Common Stock:

               Unless a stockholder specifically elects to receive cash as set forth below, all net investment income dividends and all capital gains distributions hereafter declared by the Board of Directors shall be payable in shares of the Common Stock of the Fund.

          1. Such net investment income dividends and capital gains distributions shall be payable on such date or dates as may be fixed from time to time by the Board of Directors to stockholders of record at the close of business on the record date(s) established by the Board of Directors for the net investment income dividend and/or capital gains distribution involved.

          2. Unless a stockholder specifically elects otherwise, such stockholder will receive all net investment income dividends and/or capital gains distributions in full and fractional shares of the Fund's Common Stock, and no action shall be required on such stockholder's part to receive a distribution in stock.

          3. The number of shares to be issued to a stockholder shall be determined by dividing the total dollar amount of the distribution payable to such stockholder by the lower of (i) the last reported sale price at the close of regular trading on the Nasdaq National Market on the valuation date fixed by the Board of Directors for such distribution, which will normally be the first business day following the record date, or (ii) the net asset value per share on the valuation date (but not less than 95% of the last reported sale price on that date).

          4. A stockholder may, however, elect to receive his or its net investment income dividends and capital gains distributions in cash. To exercise this option, such stockholder shall notify State Street Bank and Trust Company ("State Street"), the Plan Agent and the Fund's custodian, transfer agent and registrar, in writing so that such notice is received by State Street no later than 10 days prior to the record date fixed by the Board of Directors for the net investment income dividend and/or capital gains distribution involved.

          5. State Street will set up an account for shares acquired pursuant to the Plan for each stockholder who has not so elected to receive dividends and distributions in cash ("Participant"). State Street may hold each Participant's shares, together with the shares of other Participants, in non-certificated form in State Street's name or that of its nominee. Upon request by a Participant, received in writing no later than 10 days prior to the record date, State Street will, instead of crediting shares to and/or carrying shares in a Participant's account, issue, without charge to the Participant, a certificate registered in the Participant's name for the number of whole shares payable to the Participant and a check for any fractional share.

          6. A Participant has the option of sending additional funds, in any amount of at least $100 for the purchase on the open market of shares of the Common Stock of the Fund for his account. Voluntary payments will be invested on or shortly after the 15th of the month, and in no event more than 30 days after such date, except where necessary to comply with provisions of federal securities law. Funds received less than 5 business days prior to the investment date, will be held by State Street until the next investment date. A Participant may withdraw his entire voluntary cash payment by written notice received by State Street not less than 48 hours before such payment is to be invested.

          7. Investments of voluntary cash payments may be made on any securities exchange where the Fund's Common Stock is traded, in the over-the-counter market or in negotiated transactions and may be on such terms as to price, delivery and otherwise as State Street shall determine. Participant funds held by State Street uninvested will not bear interest, and it is understood that, in any event, State Street shall have no liability in connection with any inability to purchase shares within 45 days after receipt of funds or with the timing of any purchases effected. State Street shall have no responsibility as to the value of the Common Stock of the Fund acquired for the Participant's account. State Street may commingle funds of Participants for the purpose of cash investments and the average price (including brokerage commissions) of all shares purchased by State Street shall be the price per share allocable to the Participant in connection with the cash investment.

          8. State Street will confirm to each Participant each acquisition made pursuant to the Plan as soon as practicable but not later than 10 business days after the date thereof. Although each Participant may from time to time have an undivided fractional interest (computed to three decimal places) in a share of Common Stock of the Fund, no certificates for a fractional share will be issued. However, dividends and distributions on fractional shares will be credited to each Participant's account. In the event of termination of a Participant's account under the Plan, State Street will adjust for any such undivided fractional interest in cash at the market value of the Fund's shares at the time of termination.

          9. A Participant may deposit certificates for shares of Common Stock of the Fund with State Street for safekeeping. The deposited shares will be credited to the Participant's account and will be treated in all respects in the same manner as shares issued to or purchased for the Participant's account.

All certificates should be sent with written instructions that the certificates are to be deposited to your account in the Plan. There is no need to endorse the certificates. The certificates should be sent by registered mail or certified mail, return receipt requested, to:

                     State Street Bank and Trust Company
                       c/o Royce Micro-Cap Trust, Inc.
                                P.O. Box 8200
                               Boston, MA 02110

          10. State Street will forward to each Participant any Fund related proxy solicitation materials and each Fund report or other communication to stockholders, and will vote any shares held by it under the Plan in accordance with the instructions set forth on proxies returned by Participants to the Fund.

          11. In the event that the Fund makes available to its Common Stockholders rights to purchase additional shares or other securities, the shares held by State Street for each Participant under the Plan will be added to any other shares held by the Participant in certificated form in calculating the number of rights to be issued to the Participant.

          12. State Street's service fee, if any, for administering the Plan, will be paid for by the Fund. Participants will be charged a $0.75 service fee for each voluntary cash investment and pro rata share of brokerage commissions on all open market purchases.

          13. Each Participant may terminate his or its account under the Plan by so notifying State Street in writing. Such termination will be effective immediately if the Participant's notice is received by State Street not less than 10 days prior to any dividend or distribution record date; otherwise, such termination will be effective only with respect to any subsequent dividend or distribution. The Plan may be terminated by the Fund or by State Street upon notice in writing mailed to each Participant at least 30 days prior to any record date for the payment of any dividend or distribution by the Fund. Upon any termination, State Street will cause a certificate or certificates to be issued for the full shares held for each Participant under the Plan and a cash adjustment for any fractional share to be delivered to the Participant without charge to the Participant. If a Participant elects by his or its written notice to State Street in advance of termination to have State Street sell part or all of his or its shares and remit the proceeds to the Participant, State Street is authorized to deduct a $2.50 transaction fee plus brokerage commission from the proceeds.

          14. These terms and conditions may be amended or supplemented by State Street or the Fund at any time but, except when necessary or appropriate to comply with applicable law or the rules or policies of the Securities and Exchange Commission or any other regulatory authority, only by mailing to each Participant appropriate written notice at least 30 days prior to the effective date thereof. The amendment or supplement shall be deemed to be accepted by each Participant unless, prior to the effective date thereof, State Street receives written notice of the termination of his or its account under the Plan. Any such amendment may include an appointment by State Street in its place and stead of a successor agent under these terms and conditions, with full power and authority to perform all or any of the acts to be performed by State Street under these terms and conditions. Upon any such appointment of any agent for the purpose of receiving dividends and distributions, the Fund will be authorized to pay to such successor agent, for each Participant's account, all dividends and distributions payable on shares of the Fund held in the Participant's name or under the Plan for retention or application by such successor agent as provided in these terms and conditions.

          15. State Street will at all times act in good faith and use its best efforts within reasonable limits to ensure its full and timely performance of all services to be performed by it under this Plan and to comply with applicable law, but assumes no responsibility and shall not be liable for loss or damage due to errors unless such error is caused by State Street's negligence, bad faith, or willful misconduct or that of its employees or agents.

          16. These terms and conditions shall be governed by the laws of the State of New York.

                                                               December, 1996